Exhibit 99.1

Jaguar Health (NASDAQ: JAGX) Subsidiary Napo Pharmaceuticals and RedHill Biopharma Enter U.S. Co-Promotion Agreement for Mytesi, Napo’s FDA-Approved Drug Product

•                  RedHill (NASDAQ: RDHL) has been granted the exclusive right to co-promote Mytesi® (crofelemer 125 mg delayed-release tablets) to certain gastroenterologists and primary care physicians for the approved indication in people living with HIV/AIDS by Napo Pharmaceuticals

•                  Mytesi® is an FDA-approved antidiarrheal prescription drug indicated for the symptomatic relief of non-infectious diarrhea in adults with HIV/AIDS on antiretroviral therapy (ART) currently promoted by Napo’s direct salesforce primarily to infectious disease specialists who are high ART prescribers

SAN FRANCISCO, CA - June 28, 2018 — Napo Pharmaceuticals, Inc. (Napo), a human health company developing and commercializing novel gastrointestinal prescription products from plants used traditionally in rainforest areas, and a wholly-owned subsidiary of Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar), today announced that it has entered into an agreement (the Agreement) with RedHill Biopharma Ltd. (RedHill) (NASDAQ: RDHL), a specialty biopharmaceutical company primarily focused on late clinical-stage development and commercialization of proprietary drugs for gastrointestinal diseases and cancer, to establish a U.S. co-promotion program for Mytesi® (crofelemer 125 mg delayed-release tablets), Napo’s FDA-approved drug, for the current approved indication. Mytesi is indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART).

As of the second quarter of 2018, Napo deploys 18 dedicated, highly experienced Mytesi sales representatives—strategically positioned to cover U.S. geographies with the highest potential—in addition to a national sales director, a regional business director, and a telesales representative. Napo’s direct salesforce is supported by a full complement of patient and healthcare practitioner education programs, direct-to-consumer advertising campaigns, publication-focused efforts, the NapoCares™ Patient Assistance Program, and government affairs activities regarding neglected comorbidities of HIV.

Under the terms of the Agreement, which became effective June 28, 2018, RedHill’s specialized, GI-focused U.S. field salesforce will promote Mytesi to healthcare practitioners in 38 territories within the U.S. that contain significant numbers of HIV patients and healthcare practitioners that are not currently covered by Napo’s field salesforce. In these regions, RedHill sales representatives will target gastroenterologists who see large populations of people living with HIV (PLWH) along with other practitioners who see high volumes of PLWH, including nurse practitioners and physician assistants. Additionally, RedHill field representatives will target lower-decile infectious disease specialists in regions currently covered by Napo’s salesforce, and four RedHill inside sales representatives will actively target healthcare practitioners in other regions not covered by the Napo or RedHill field representatives.

“We believe this co-promotion program will play a significant role in extending the reach of our commercial efforts into the GI medical community in support of the treatment of PLWH with Mytesi, a novel, first-in-class gastrointestinal product,” Lisa Conte, Jaguar’s president and CEO, stated. “Under the terms of the Agreement, RedHill will be compensated based on performance, and the program can be extended by agreement between the two companies.”

Dror Ben-Asher, RedHill’s CEO, stated, “We look forward to working with Napo to make this important drug available to more patients suffering from diarrhea associated with HIV/AIDS. Mytesi is the fourth product to be promoted by RedHill and the first first-in-class FDA-approved drug promoted by our gastrointestinal-focused U.S. sales force. We share Napo’s enthusiasm that Mytesi will be a successful, novel entry to GI care, and we are eager to support its commercial expansion.”

Napo will continue to book revenue for Mytesi sales and RedHill will be compensated based on performance. RedHill expects to initiate promotion of Mytesi in the coming weeks.

Mytesi is the only antidiarrheal studied in and U.S. FDA-approved for the symptomatic relief of noninfectious diarrhea in adults living with HIV/AIDS on antiretroviral therapy (ART). Mytesi is a prescription treatment for diarrhea that works differently, by acting locally in the GI tract to normalize the flow of water. Mytesi does not have any clinically relevant drug-drug interactions and has side effects that are similar to placebo.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About RedHill Biopharma Ltd.:

RedHill Biopharma Ltd. (NASDAQ: RDHL) (Tel-Aviv Stock Exchange: RDHL) is a specialty biopharmaceutical company, primarily focused on the development and commercialization of late clinical-stage, proprietary drugs for the treatment of gastrointestinal diseases. More information about the Company is available at: www.redhillbio.com.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the belief that this co-promotion program will play a significant role in extending the reach of Napo’s sales efforts into the GI medical community in support of the treatment of PLWH with Mytesi, and the belief of Napo and RedHill that Mytesi will be a successful, novel entry to gastrointestinal care. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:
Peter Hodge
Jaguar Health, Inc.
phodge@jaguar.health

Jaguar-JAGX

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